UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2014

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 16, 2014, Glowpoint, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) under which the Company may, from time to time, issue and sell shares of its common stock at market prices on the NYSE MKT or other market for the common stock in the United States through MLV acting as agent for aggregate sales proceeds of up to $8.0 million (the “Offering”).

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, MLV may sell the shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and the Company. MLV will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT. The Sales Agreement may be terminated by the Company upon prior notice to MLV or by MLV upon prior notice to the Company, or at any time by MLV under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that MLV will be entitled to compensation for its services at a commission rate equal to 3% of the gross sales price per share sold. The Company has agreed in the Sales Agreement to reimburse certain expenses of MLV in connection with the Offering up to a maximum of $25,000.

The Company has no obligation to sell any shares under the Sales Agreement, and the Company or MLV may suspend the offering of shares under the Sales Agreement upon notice to the other and subject to other conditions. The Company has agreed in the Sales Agreement to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-185739). The Company filed a prospectus supplement, dated September 16, 2014, with the Securities and Exchange Commission in connection with the Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Davis Graham & Stubbs LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of September 16, 2014, between Glowpoint, Inc. and MLV & Co. LLC.
5.1	Opinion of Davis Graham & Stubbs LLP.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2014

GLOWPOINT, INC.

	By:	/s/ Peter J. Holst
Peter J. Holst
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of September 16, 2014, between Glowpoint, Inc. and MLV & Co. LLC.
5.1	Opinion of Davis Graham & Stubbs LLP.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).